Exhibit 4.2

BARCLAYS BANK PLC,

Issuer

TO

THE BANK OF NEW YORK MELLON

(FORMERLY KNOWN AS THE BANK OF NEW YORK),

Trustee

INDENTURE

SUPPLEMENTAL INDENTURE

Dated as of February 22, 2018

To the Senior Debt Securities Indenture, dated as of September 16, 2004,

Between Barclays Bank PLC

and

The Bank of New York Mellon, as Trustee

TABLE OF CONTENTS

		ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION	1.01	Definitions	2
SECTION	1.02	Effect of Headings	2
SECTION	1.03	Separability Clause	2
SECTION	1.04	Benefits of Instrument	2
SECTION	1.05	Relation to Indenture	2
SECTION	1.06	Construction and Interpretation	2

		ARTICLE II

		AMENDMENTS TO THE INDENTURE
SECTION	2.01	Amendments to the Indenture	3

		ARTICLE III

		MISCELLANEOUS PROVISIONS
SECTION	3.01	Effectiveness	3
SECTION	3.02	Ratification and Integral Part	3
SECTION	3.03	Priority	3
SECTION	3.04	Not Responsible for Recitals	4
SECTION	3.05	Successors and Assigns	4
SECTION	3.06	Counterparts	4
SECTION	3.07	Governing Law	4

SUPPLEMENTAL INDENTURE, dated as of February 22, 2018 (the “Supplemental Indenture”), between BARCLAYS BANK PLC, a public limited company registered in England and Wales (herein called the “Company”), having its registered office at 1 Churchill Place, London E14 5HP, United Kingdom, and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation, as Trustee (herein called the “Trustee”), having its Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom, to the SENIOR DEBT SECURITIES INDENTURE, dated as of September 16, 2004, between the Company and the Trustee (the “Base Indenture” and, as heretofore supplemented and amended, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to the Indenture;

WHEREAS, the Company proposes to amend the Indenture as contemplated by this Supplemental Indenture (such amendments, collectively, the “Amendments”);

WHEREAS, Section 9.01(d) of the Indenture permits the Company, when authorized by a Board Resolution, and the Trustee, to enter into supplemental indentures, in form satisfactory to the Trustee, at any time and from time to time, without the consent of Holders of Senior Debt Securities, to add, change or eliminate any of the provisions of the Indenture in respect of one or more series of Senior Debt Securities, provided that any such addition, change or elimination (i) does not apply to any Senior Debt Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modifies the rights of the Holder of any such Senior Debt Security with respect to such provision or (ii) becomes effective only when there is no such Senior Debt Security Outstanding;

WHEREAS, the Company has taken all necessary corporate action to authorize the execution and delivery of this Supplemental Indenture;

WHEREAS, the Company has done all things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with the terms of the Indenture, and has satisfied and complied with all other covenants and conditions required under the Indenture, including, but not limited to Article 9;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, the Company has requested and hereby requests that the Trustee join with the Company in the execution of this Supplemental Indenture and the Company has provided the Trustee with a Board Resolution authorizing the execution of and approving this Supplemental Indenture;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, in order to effect the Amendments the Company and the Trustee mutually agree as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01            Definitions. Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Supplemental Indenture that are defined in the Base Indenture shall have the meanings ascribed to them in the Base Indenture.

SECTION 1.02            Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03            Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04            Benefits of Instrument. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 1.05            Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture. Notwithstanding any other provision of this Supplemental Indenture, all provisions of this Supplemental Indenture are expressly and solely for the benefit of the Trustee and the Holders of the Senior Debt Securities authenticated, delivered and issued on or after the date of this Supplemental Indenture and any such provisions shall not be deemed to apply to any other Senior Debt Securities issued under the Indenture and shall not be deemed to amend, modify or supplement the Indenture for any purpose other than with respect to the Senior Debt Securities authenticated, delivered and issued on or after the date of this Supplemental Indenture.

SECTION 1.06            Construction and Interpretation. Unless the context otherwise requires:

(a) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Supplemental Indenture, refer to this Supplemental Indenture as a whole and not to any particular provision of this Supplemental Indenture;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) references herein to a specific Section, or Article refer to Sections or Articles of this Supplemental Indenture;

(d) wherever the words “include”, “includes” or “including” are used in this Supplemental Indenture, they shall be deemed to be followed by the words “without limitation;”

(e) references to a Person are also to its successors and permitted assigns; and

(f) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

AMENDMENTS TO THE INDENTURE

SECTION 2.01            Amendments to the Indenture. The Indenture shall hereby be amended as follows:

(a) The following definition is hereby added to the Indenture:

“Authorized Officer” means any Director, any officer of the Company for the time being holding the office of Chief Executive Officer, Group Finance Director or Barclays Treasurer or any Managing Director in Barclays Treasury (or successor department) or any Managing Director of the Company or Barclays Capital Inc. (or person with similar title and status of the foregoing positions).

(b) The first paragraph of Section 3.03 of the Indenture is hereby amended and restated in its entirety to read as follows:

“Section 3.03. Execution, Authentication, Delivery and Dating. The Senior Debt Securities and any Coupons shall be executed on behalf of the Company by any two of the following: any of its Authorized Officers or any Director or Vice President in the Capital Markets Execution section (or any successor section thereto) of Barclays Treasury. The signature of any of these officers on the Senior Debt Securities or the Coupons may be manual or facsimile. Senior Debt Securities or Coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Senior Debt Securities or Coupons.”

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01            Effectiveness. This Supplemental Indenture shall become effective upon its execution and delivery.

SECTION 3.02            Ratification and Integral Part. The Indenture as amended by this Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee, and this Supplemental Indenture shall be deemed an integral part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03            Priority. This Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, with respect to the Senior Debt Securities authenticated, delivered and issued on or after the date of this Supplemental Indenture, and subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 3.04            Not Responsible for Recitals. The recitals and statements contained herein shall be taken as the recitals and statements of the Company, and neither the Trustee nor any authenticating agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity, adequacy or sufficiency of this Supplemental Indenture, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Supplemental Indenture.

SECTION 3.05            Successors and Assigns. All covenants and agreements in the Indenture, as amended by this Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 3.06            Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

SECTION 3.07            Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws of that State, except that the authorization and execution of this Supplemental Indenture shall be governed (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

BARCLAYS BANK PLC

By:	/s/ Gregor McMillan
Name: Gregor McMillan
Title: Director

THE BANK OF NEW YORK MELLON, AS TRUSTEE,

By:	/s/ Robert Timmons
Name: Robert Timmons
Title: Vice President

[Signature Page to Supplement Indenture]